UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 8, 2008

Acusphere, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50405	04-3208947
(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street
Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 648-8800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On May 8, 2008, Acusphere, Inc. issued a press release regarding its financial results for the quarter ended March 31, 2008.  A copy of the press release is being furnished as Exhibit 99.1 to this report.

The information in this report, including the Exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Exhibit
99.1	Press Release, dated May 8, 2008, of Acusphere, Inc., furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: May 8, 2008	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 8, 2008, of Acusphere, Inc., furnished herewith

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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Acusphere, Inc. Reports Q1 2008

Financial Results and Business Highlights

WATERTOWN, Mass., May 8, 2008 — Acusphere, Inc. (NASDAQ: ACUS) today reported financial results for the first quarter ended March 31, 2008 and commented on its financial results and business highlights.

Following the end of the quarter, Acusphere submitted its first New Drug Application (NDA) with the U.S. Food & Drug Administration (FDA) for its lead product candidate, ImagifyTM (Perflubutane Polymer Microspheres) for Injectable Suspension.  Imagify is a Perfusion Stress Echo imaging agent for use in detecting coronary artery disease.

Major Accomplishments in Q108

•                  Licensed Hydrophobic Drug Delivery System (HDDS) technology for oncology applications to Cephalon Inc. for $10 million

•                  Completed aseptic validation process at its Tewksbury, Massachusetts manufacturing facility

•                  Secured stockholder approval of authorization to implement a reverse stock split of the Company’s common stock if necessary; thus far, the Board of Directors has determined not to effect the split

Business Priorities

Acusphere’s key current priorities are:

•                  Moving ahead with facilities preparation and other aspects of the regulatory review of Imagify

•                  Continuing potential partnership and financing discussions for Imagify

The Company continues to support the Marketing Authorization Application (MAA) submission in Europe by Nycomed, its European partner, which is planned for the second half of 2008.  Process validation efforts are continuing at the Tewksbury facility, along with preparations for the FDA’s pre-approval inspection, which could occur by early 2009.

Acusphere continues to be actively engaged in the previously-announced wide-ranging partnership discussions regarding Imagify. In addition, the Company continues to explore other financing alternatives.  With the Company’s entire focus on Imagify and the preparations for the NDA submission in 2008, operating expenses during the first quarter this year were up slightly compared to both the year ago period and the immediately preceding quarter. Total cash used by the Company in the first quarter, however, exclusive of the $10 million licensing fee, declined $11.4 million compared to a decline of $13.4 million in the immediately preceding quarter.

Sherri C. Oberg, President and CEO of Acusphere, said, “We are very pleased with our accomplishments thus far this year, especially with the recent submission of the NDA for Imagify. This is a pivotal achievement for our company, and we look forward to an on-going dialogue with FDA as part of the review process.”

She added, “At the same time, we are continuing to work diligently on potential financing and strategic partnership discussions, and were pleased with our recent licensing deal with Cephalon for our HDDS technology.”

Financial Results

The Company’s financial results for the quarter ended March 31, 2008, are summarized in the accompanying table and detailed in Acusphere’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission today.

The Company recognized $0.7 million in collaboration revenue during the first quarter of 2008. These revenues were recognized in connection with its agreement with Nycomed for European marketing rights for the Company’s lead product candidate, Imagify.  As of March 31, 2008, the Company had $14.0 million in deferred revenue.

Operating expenses for the first quarter of 2008 were $13.9 million, versus $13.2 million in the prior year period. R&D expense increased $0.7 million to $10.7 million, reflecting the expensing of an IP-related milestone payment payable in the second quarter triggered by Acusphere’s submission of the Imagify NDA in April.  General and administrative expenses, at $3.2 million in the first quarter of 2008, were basically flat with the prior year period.  Operating expenses include non-cash charges of $2.9 million in the first quarter of 2008 and $3.2 million in the first quarter of 2007, for depreciation, amortization and stock options.

The net loss after dividends for the first quarter of 2008 was $14.0 million, or $0.30 per common share, versus a net loss of $13.1 million, or $0.34 per common share, in the prior year period.

As of March 31, 2008, the Company’s balance sheet included approximately $48.0 million in total assets, comprised primarily of $24.7 million in cash and short-term investments and $20.8 million in property and equipment, net of accumulated depreciation.

The Company is today revising downward its previous guidance for 2008 quarterly cash utilization to $9-$13 million per quarter with the low end of the range being more reflective of the latter part of the year.  Previously, the Company had anticipated quarterly cash expenditures of $11-14 million this year.  The submission of the NDA and completion of many of the activities required to support the review of the NDA now warrant the lower guidance. Based upon these projections, and the current cash position, the Company anticipates the need for additional sources of funds to operate beyond the third quarter of 2008.

Conference Call Information

Acusphere plans to hold a conference call with investors today, Thursday, May 8, 2008, commencing at 4:30 PM (Eastern Time). The conference call will cover the Company’s financial results, operating results and business outlook and will be led by Sherri C. Oberg, President and Chief Executive Officer and Lawrence A. Gyenes, Senior Vice President and Chief Financial Officer. These Acusphere representatives will also be available for investor questions. The conference may be heard live via the investor relations section of the Company’s website at www.acusphere.com or by dialing 1-800-299-6183, or internationally 1-617-801-9713, using the confirmation code: 74094918. After the conference call, a replay of the call webcast will be made available via the Company’s web site and a telephone replay will be available through June 8, 2008 by dialing 1-888-286-8010, or internationally 1-617-801-6888, using the confirmation code: 36266537.

About Acusphere, Inc.

Acusphere (NASDAQ: ACUS) is a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using its proprietary microsphere technology. We are focused on developing proprietary drugs that can offer significant benefits such as improved safety and efficacy, increased patient compliance, greater ease of use, expanded indications or reduced cost. Our lead product candidate, ImagifyTM (Perflubutane Polymer Microspheres) for Injectable Suspension, is a cardiovascular drug for the detection of coronary artery disease, the leading cause of death in the United States, for which a New Drug Application (NDA) was submitted to the U.S. Food & Drug Administration (FDA) in April 2008. Imagify is designed to enable ultrasound to compete more effectively with nuclear stress testing, the leading procedure for detecting coronary artery disease. It is estimated that more than 10 million procedures are done each year in the U.S. to detect coronary artery disease, the leading cause of death in the United States. The Company estimates that the potential annual U.S. market opportunity for Imagify exceeds $2 billion. Imagify and the Company’s other product candidates were created using proprietary technology that enables Acusphere to control the porosity and size of nanoparticles and microspheres in a versatile manner that allows them to be customized to address the delivery needs of a variety of drugs. For more information about Acusphere visit the Company’s web site at www.acusphere.com. “Acusphere” and “Imagify” are trademarks of Acusphere, Inc.

Glossary of Terms:

MAA: Marketing Authorization Application seeking European regulatory approval to market and sell a new drug such as Imagify.

NDA: New Drug Application seeking U.S. regulatory approval to market and sell a new drug such as Imagify.

HDDS: Hydrophobic Drug Delivery System is Acusphere’s patented technology designed to allow intravenous delivery of many drugs that are not easily soluble in water.

Forward-looking Statements

The above press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s financial guidance for 2008, the efficacy, safety and tolerability of Imagify, the NDA and MAA submission for Imagify and likelihood of regulatory approval, the commercial opportunity for Imagify, manufacturing qualification, the commercial opportunity for other product candidate and other business development efforts, including partnership discussions. There can be no assurance that regulatory authorities will accept the Company’s NDA or MAA for Imagify or that Imagify will be approved for the indication the Company is seeking, or at all. There can be no assurance that partnership discussions will result in an agreement. The Company’s Q1 2008 interim financial statements, as discussed in this release, are preliminary and unaudited, and subject to adjustment. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including anticipated operating losses and existing capital obligations, uncertainties associated with research, development, testing and related regulatory approvals, including uncertainties regarding regulatory evaluation of the Company’s statistical analysis plan and clinical trial results and uncertainties regarding the potential effects of not achieving clinical endpoints, limited time to date for the Company to review the details of the clinical trial results, future capital needs and uncertainty of additional financing, uncertainties regarding the cost, timing and ultimate success of the qualification of the Company’s commercial manufacturing facility in accordance with applicable regulatory requirements, complex manufacturing, high quality requirements, lack of commercial manufacturing experience, dependence on third-party manufacturers, suppliers and collaborators, uncertainties associated with intellectual property, competition, loss of key personnel, uncertainties associated with market acceptance and adequacy of reimbursement, technological change and government regulation, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events.

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ACUSPHERE, INC.

FINANCIAL HIGHLIGHTS

— In Thousands (except per share data) —

CONDENSED CONSOLIDATED OPERATING RESULTS

	(Unaudited) Three Months Ended
	March 31, 2008	March 31, 2007
Revenue	$667	$667
Operating expenses:
Research and development	10,741	9,988
General and administrative	3,171	3,220
Total operating expenses	13,912	13,208
Interest and other income (expense)	(237)	186
Change in valuation of derivative	—	(160)
Net loss	$(13,482)	$(12,515)
Dividends on preferred stock	(528)	(593)

Net loss available to common stockholders	$(14,010)	$(13,108)

Net loss per common share – basic and diluted	$(0. 30)	$(0.34)
Weighted-average shares outstanding – basic and diluted	46,503	38,111

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	(Unaudited)
	March 31, 2008	December 31, 2007

Cash and short-term investments	$24,729	$26,102
Current assets	25,873	27,367
Total assets	48,010	52,020
Current portion of long-term obligations	9,664	8,556
Other current liabilities, less current deferred revenue	7,026	5,603
Deferred revenue, current and long-term	14,000	4,667
Long-term liabilities, net of current portion	7,146	9,454
Stockholders’ equity	10,174	23,740

Contact:
Mary T. Conway	Investors:
Conway Communications	Tel: (617) 925-3444
(617) 244-9682	Email: IR@acusphere.com
Media: (617) 648-8800

Acusphere, Inc.